Exhibit 21.1

Entity	Country
Treasure Holdco, Inc.	US
AVINTIV, Inc.	US
AVINTIV Acquisition LLC	US
AVINTIV Specialty Materials, LLC	US
PGI Polymer, LLC	US
Chicopee, LLC	US
Providencia USA, Inc.	US
Fabrene, L.L.C.	US
Dominion Textile (USA), LLC.	US
PGI Europe, LLC	US
Chicopee Asia, Limited	Hong Kong
PGI Acquisition Limited	UK
Fiberweb Ltd	UK
Chicopee Holdings B.V.	Netherlands
HHS French Holdings SAS	France
PGI France SAS	France
Fiberweb France SAS	France
Dounor, SAS	France
SCI Vertuquet	France
PGI Holdings B.V.	Netherlands
Chicopee Holding C.V.	Netherlands
Polymer Group Holdings C.V.	Netherlands
PGI Netherlands Hdlg. (No. 2) BV	Netherlands
PGI Colombia LTDA.	Colombia
Companhia Providência Industria e Comercio	Brazil
Bonlam, S.A. de C.V.	Mexico
PGI Nonwovens B.V.	Netherlands
PGI Argentina S.A.	Argentina
PGI Spain S.L.U.	Spain
Fiberweb, LLC	US
Old Hickory Steamworks, LLC	US
PGI Nonwovens (Mauritius)	Mauritius
Nanhai Nanxin NW Co., Ltd.	China
PGI NW (China) Co., Ltd.	China
Fiberweb Holdings Ltd	UK
Fiberweb Italia SpA	Italy
Fiberweb Terno d’isola Srl	Italy
Fiberweb Speciality NW Co. Ltd.	China
Terram Limited	UK
Terram Defencell Ltd.	UK

Entity	Country
Fiberweb Geosynthetics Ltd.	UK
HHS German Holdings GmbH	Germany
Berry Europe GmbH	Germany
Berry Dombűhl Gmbh	Germany
Berry Aschersleben GmbH	Germany
Fiberweb Berlin GmbH	Germany
Fabrene, Inc.	Canada
Berry Film Products Company, Inc.	US
Tyco Acquisition Alpha LLC	US
Berry Film Products Acquisition Company, Inc.	US
Rafypak S.A. de C.V.	Mexico
Berry Holding Company Do Brasil	Brazil
Berry Acquisition Company Do Brasil Ltda.	Brazil
Berry do Brasil Ltda.	Brazil